Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated April 22, 2025, relating to the financial statements and financial highlights, which appear in iShares Trust’s Certified Shareholder Report on Form N-CSR for the funds listed in Appendix A for the year ended February 28, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 18, 2025

Appendix A

1.	iShares 0-3 Month Treasury Bond ETF

2.	iShares 1-3 Year Treasury Bond ETF

3.	iShares 1-5 Year Investment Grade Corporate Bond ETF

4.	iShares 3-7 Year Treasury Bond ETF

5.	iShares 5-10 Year Investment Grade Corporate Bond ETF

6.	iShares 7-10 Year Treasury Bond ETF

7.	iShares 10+ Year Investment Grade Corporate Bond ETF

8.	iShares 10-20 Year Treasury Bond ETF

9.	iShares 20+ Year Treasury Bond ETF

10.	iShares 25+ Year Treasury STRIPS Bond ETF

11.	iShares Agency Bond ETF

12.	iShares BBB Rated Corporate Bond ETF

13.	iShares Broad USD Investment Grade Corporate Bond ETF

14.	iShares California Muni Bond ETF

15.	iShares Core 5-10 Year USD Bond ETF

16.	iShares Core 10+ Year USD Bond ETF

17.	iShares Core U.S. Aggregate Bond ETF

18.	iShares ESG Advanced Investment Grade Corporate Bond ETF

19.	iShares ESG Advanced Total USD Bond Market ETF

20.	iShares ESG Aware 1-5 Year USD Corporate Bond ETF

21.	iShares ESG Aware U.S. Aggregate Bond ETF

22.	iShares ESG Aware USD Corporate Bond ETF

23.	iShares Government/Credit Bond ETF

24.	iShares High Yield Systematic Bond ETF

25.	iShares iBoxx $ High Yield Corporate Bond ETF

26.	iShares iBoxx $ Investment Grade Corporate Bond ETF

27.	iShares Intermediate Government/Credit Bond ETF

28.	iShares Investment Grade Systematic Bond ETF

29.	iShares MBS ETF

30.	iShares National Muni Bond ETF

31.	iShares New York Muni Bond ETF

32.	iShares Short-Term National Muni Bond ETF

33.	iShares Short Treasury Bond ETF

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